UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On November 17, 2009, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”) completed the issuance and sale of 862,500 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the option granted to the underwriters to purchase additional shares of common stock granted under the Terms Agreement dated October 28, 2009 between the Company and the several underwriters named in Schedule I thereto. The exercise of the option brings the total shares of common stock sold by the Company in the previously announced public offering to 6,612,500 shares. The Company estimates that the net proceeds from the offering of the 6,612,500 shares will be approximately $120 million, after deducting underwriting discounts and commissions and estimated offering expenses.

ITEM 8.01	OTHER EVENTS

In connection with the issuance and sale by the Company of the Shares as described under Item 7.01 of this report, the following exhibits are also filed with, and incorporated by reference into, this report and the Company’s registration statement on Form S-3 (No. 333-161027) previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended: (i) the legal opinion of Cleary Gottlieb Steen & Hamilton LLP (Exhibit 5.1 hereto) and (ii) the consent of Cleary Gottlieb Steen & Hamilton LLP (Exhibit 23.1 hereto (included in Exhibit 5.1 hereto)).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP dated November 17, 2009

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Registrant)

November 17, 2009	By:	/s/ H. CLIFFORD BUSTER III

H. Clifford Buster III

Senior Executive Vice President, Chief Financial Officer and Principal Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP dated November 17, 2009

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

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